ESCROW AGREEMENT

THIS AGREEMENT dated for reference the 30th day of May, 2011.

AMONG:

LONGSHOT OIL, LLC, of 1011 S. Jefferson, Spokane,
WA 99204, USA.

(“Longshot”)

OF THE FIRST PART

AND:

UNIONTOWN ENERGY INC., of 1859 Whitney Mesa Dr.,
Henderson, NV 89014.USA

(“Uniontown”)

OF THE SECOND PART

AND:

HOLMES & COMPANY , Barristers and Solicitors,
with business offices at1880 – 1066 West Hastings Street,
Vancouver, British Columbia, V7Y 1B6.

(the “Escrow Holder”)

OF THE THIRD PART

WHEREAS:

A.           By an Exploration Agreement dated May 30, 2011 complete with Schedules and Exhibits (the “Exploration Agreement”) entered into among Longshot and Uniontown, Longshot and Uniontown agreed to conduct joint exploration operations, including the drilling of exploratory or development wells, for the discovery of and for the production of oil and/or gas in the area in Chouteau County, Montana.

B.           In order to facilitate the dealings of the parties under the Exploration Agreement Longshot and Uniontown agreed to deposit the Escrow Documents (as defined below) with the Escrow Holder to be held by the Escrow Holder in accordance with the terms and conditions of the Exploration Agreement and this Escrow Agreement;

C.           Longshot, Uniontown and the Escrow Holder have entered into this agreement pursuant to the terms of the Exploration Agreement as a security for deliveries by Longshot and Uniontown during the term of the Exploration Agreement.

              THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants, agreements, and obligations herein contained, the parties hereto declare and agree as follows:

1.00           ESCROW DOCUMENTS

1.01           It has been delivered to the Escrow Holder and the Escrow Holder hereby acknowledges receipt of the items and documents as follows:

Fully executed and notarized oil and gas lease assignment for the lands located in Chouteau County, Montana by Longshot as set out on the Exhibit B, Leases, to the Schedule A to the Exploration Agreement, Assignment, to Uniontown Energy Montana, LLC, which will be held by the Escrow Holder in escrow, subject to the terms and conditions of this agreement, which items and documents, together with such other documents as may from time to time be delivered to the Escrow Holder pursuant to this agreement, are hereinafter called the “Escrow Documents”.

2.00           DELIVERY OF ESCROW DOCUMENTS

2.01           The Escrow Holder will hold the Escrow Documents in escrow and undelivered and will deliver the Escrow Documents upon the following:

(a)

Uniontown will deliver to the Escrow Holder a Statutory Declaration signed by its Chief Executive Officer, Mr. DARREN STEVENSON, stating that Uniontown has performed the acts, required in order for the Escrow Documents to be released to Uniontown pursuant to the terms and conditions of the Exploration Agreement (the “Performance”) in the form attached hereto as Schedule “A”;

(b)	The Escrow Holder then will forward forthwith such Statutory Declaration to Longshot;

(c)	Longshot within 5 business days will deliver a Statutory Declaration in the form attached hereto as Schedule “B” to the Escrow Holder attesting to the following:

(i) The Performance by Uniontown is satisfactory to Longshot and the Escrow Agent shall release the Escrow Documents; or

(ii) The Performance of Uniontown is not satisfactory to Longshot and the Escrow Agent shall not release the Escrow Documents;

(d)	In the event Longshot is not responding within 10 business days, the Escrow Holder will release the Escrow Documents to Uniontown.

3.00           EFFECT OF DELIVERY OF ESCROW DOCUMENTS

3.01           If the specified items of the Escrow Documents are released to Uniontown under the provisions of Paragraph 2.01(d) hereof, all of the rights of Longshot to such items of the Escrow Documents shall be settled and cannot be contested.

4.00           EFFECT OF DISPUTE

4.01           In the event that there is a dispute between Longshot and Uniontown regarding the release by the Escrow Holder of any and all of the Escrow Documents, the Escrow Holder will hold these particular items of the Escrow Documents until instructed by mutual direction of Longshot and Uniontown as to the delivery of the Escrow Documents or a final determination has been made in any court action relating to the Exploration Agreement or the Escrow Documents and the Escrow Holder is directed to deliver the Escrow Documents in accordance with a court order in such action.

5.00           NOTICE OF DISPUTE

5.01           The Longshot and Uniontown, or either of them, when a plaintiff or applicant in any action or actions relating to Exploration Agreement or the Escrow Documents, will cause a copy of the relative originating application or process to be served on the Escrow Holder as well as on the other parties to this agreement.

6.00           DELIVERY OF NOTICE

6.01           Any notice, payment, direction or other instrument or communication (collectively, a “Communication”) required or permitted to be given under this agreement will be in writing and must be given by delivery, telecopy, facsimile or email addressed to the party to whom it is required to be given at the address set forth on page 1 of this agreement as well as follows:

Longshot	Attn: Glen Landry
Glenlandry888@msn.com

Uniontown	Attn: Darren Stevenson
Darrenrstevenson2010@gmail.com

Holmes & Company	Attn: Alina Nikolaeva
alina@holmescompany.com

Any party may at any time give notice in writing of any change of address of the party giving the notice and from and after the giving of the notice, the address specified in the notice will be deemed to be the address of the party for the purposes of delivery of any Communication. A Communication will be deemed to have been received at the time it is physically or electronically sent, telecopied or faxed in accordance with this Paragraph 6.01 hereof.

7.00           RESPONSIBILITY OF ESCROW HOLDER

7.01           The Escrow Holder will not be responsible for the form, genuineness, validity, sufficiency or effect of the Escrow Documents or any part of it at any time, or for the act of any person or corporate entity which may render the Escrow Documents or any part of it null and void, or the failure of any of the parties to the Exploration Agreement to perform acts or payments under the Exploration Agreement when due and/or payable, or for any delay occasioned by reason of any restriction, ruling or provision with respect to Longshot or Uniontown, the Escrow Documents or any part of it or the Exploration Agreement, or if, for any reason whatsoever, any of the parties to the Exploration Agreement should be in breach of its provisions.

8.00           LIABILITY OF ESCROW HOLDER FOR LOSS

8.01           The Escrow Holder, provided it acts in good faith, will not be held liable for any loss with respect to the Exploration Agreement except for a loss caused by its own dishonesty, gross negligence or wilful breach of trust.

8.02           The Escrow Holder shall have no responsibility in respect of loss of the Escrow Documents except the duty to exercise such care in the safekeeping thereof as it would exercise if the Escrow Documents were the property of the Escrow Holder. The Escrow Holder may act herein on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

8.03           The parties agree that the Escrow Holder will not be obliged to look behind or verify the contents of and will assume that all the signatures are genuine on any Statutory Declaration therein delivered to it by any party to this Escrow Agreement and will not be liable for any loss, risk or damage suffered by any party hereto or any other party whatsoever, provided it has acted in accordance with the provisions of this agreement and on the terms and conditions herein in reliance on such Statutory Declaration.

8.04           The Escrow Agent shall act only in a capacity of an escrow agent under this Escrow Agreement and the Escrow Agent shall not provide legal advice in relation to it neither to Uniontown nor to Longshot.

8.05           Uniontown and Longshot either obtained independent legal advice or waived it in connection therewith before entering into this Escrow Agreement.

9.00           CHANGE OF ESCROW HOLDER

9.01           Uniontown and Longshot may at any time, during the currency of this agreement, appoint another person, firm or corporation to act as Escrow Holder in addition to or in substitution for the existing Escrow Holder and the words “Escrow Holder”, whenever used throughout this Escrow Agreement, will include the Escrow Holder originally appointed and any additional Escrow Holder appointed in accordance with the provisions of this Paragraph 9.01 hereof.

10.00           PAYMENT OF ESCROW HOLDER

10.01           Longshot and Uniontown will pay, in equal parts as between them, the fixed amount of $2,000.00 as fees of the Escrow Holder in connection with the performance of its duties hereunder. The payment will be due upon execution of this Escrow Agreement.

10.02           In the event that the conditions of this Escrow Agreement are not fulfilled, the Escrow Holder renders any material service not contemplated by this Escrow Agreement, there is any material modification of the Escrow Agreement, any material controversy arises hereunder, or the Escrow Holder is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement or the subject matter hereof, Longshot and Uniontown shall compensate the Escrow Holder for such extraordinary expenses, including reasonable attorneys’ fees, and in regard to provision of the professional services by the Escrow Holder that are not contemplated by this Escrow Agreement Longshot and Uniontown shall pay to the Escrow Holder a fee at a normal professional hourly rates of the Escrow Holder in effect at the time of provision of such services.

11.00           INDEMNITY OF ESCROW HOLDER

11.01           Longshot and Uniontown, jointly and severally, will indemnify and save harmless the Escrow Holder of and from all claims, demands, damages, losses and expenses arising out of the performance by the Escrow Holder of its duties hereunder.

11.02           Longshot and Uniontown further agree, without restricting the foregoing indemnity that, in the event that proceedings may hereafter be taken in any court respecting the matters referred to in this Escrow Agreement, the Escrow Holder will not be obliged to defend any such action or submit its rights to the court unless the Escrow Holder has been indemnified by good and sufficient security in addition to the indemnity hereinbefore given against the Escrow Holder’s costs of such proceedings.

12.00           DISCHARGE OF ESCROW HOLDER

12.01           In the event the Escrow Holder wishes to discharge its obligations hereunder other than in a manner provided herein, it may at any time, without further permission to be granted from the parties hereto, apply to the Supreme Court of British Columbia for an order for delivery into court of the Escrow Documents held by him pursuant to the terms of this Escrow Agreement, and the court may, on such notice as it thinks necessary, if any, make an order accordingly, and the application may, in the first instance be made ex parte, and delivery of the Escrow Documents into court will discharge the Escrow Holder from all further liabilities and obligations hereunder.

13.00           GENERAL

13.01           Enurement

                   This agreement will enure to the benefit of and be binding on the parties hereto, their respective heirs, executors, administrators and assigns.

13.02           Time

                    Time is of the essence of this agreement.

13.03           Counterpart

                   This agreement may be executed in several parts in the same form and such parts as so executed will together form one original agreement, and such parts if more than one will be read together and construed as if all the signing parties hereby had executed one copy of this agreement.

13.04           Governing Law

                    This agreement will in all respects be governed by and be construed in accordance with the laws of the Province of British Columbia.

13.05           Further Documents

                    The parties hereto will execute and deliver all such further documents and instruments and do all such further acts and things as may be reasonably required to carry out the full intent and meaning of this agreement.

                    IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date set out on page 1 of this agreement.

THE CORPORATE SEAL OF	)
LONGSHOT OIL, LLC	)
was affixed hereto in the presence of:	)
)
/s/ signed	)	c/s
Authorized Signatory	)
)
THE CORPORATE SEAL OF	)
UNIONTOWN ENERGY INC.	)
was affixed hereto in the presence of:	)
)
/s/ signed	)	c/s
Authorized Signatory	)
)
SIGNED, SEALED AND DELIVERED	)
by HOLMES & COMPANY	)	/s/ signed
as Escrow Agent	)	HOLMES & COMPANY